CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions " Financial Highlights" and "Experts - Pioneer Funds", in the Combined Proxy Statement of AmSouth Funds and Prospectus for Pioneer Ibbotson Aggressive Allocation Fund, Pioneer Ibbotson Growth Allocation Fund, and Pioneer Ibbotson Moderate Allocation Fund (each a series of Pioneer Ibbotson Asset Allocation Series) ("Combined Proxy Statements and Prospectus"), and to the incorporation by reference of our report dated August 4, 2004, on the statements of assets and liabilities of Pioneer Ibbotson Aggressive Allocation Fund, Pioneer Ibbotson Growth Allocation Fund, and Pioneer Ibbotson Moderate Allocation Fund as of July 12, 2004, in the Combined Proxy Statements and Prospectus included in this Registration Statement on Form N-14 of the Pioneer Ibbotson Aggressive Allocation Fund, Pioneer Ibbotson Growth Allocation Fund, and Pioneer Ibbotson Moderate Allocation Fund. We further consent to the reference to us under the heading "Representations and Warranties" (paragraph 4.2(g)) in the Agreement and Plan of Reorganization included as Exhibit A to the Combined Proxy Statements and Prospectus.

We also consent to the reference to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements" in the Pioneer Ibbotson Asset Allocation Series Class A, Class B and Class C shares Statement of Additional Information, and to the incorporation by reference of our report, dated August 4, 2004, on the statements of assets and liabilities of Pioneer Ibbotson Aggressive Allocation Fund, Pioneer Ibbotson Growth Allocation Fund, and Pioneer Ibbotson Moderate Allocation Fund as of July 12, 2004, in Pre-Effective Amendment No. 2 to the Registration Statement (Form N-1A, 1933 Nos. 333-114788), as filed with the Securities and Exchange Commission on August 6, 2004 (Accession No. 0001016964-04-000333), which is incorporated by reference into the Combined Proxy Statements and Prospectus included in this Registration Statement on Form N-14 of the Pioneer Ibbotson Aggressive Allocation Fund, Pioneer Ibbotson Growth Allocation Fund, and Pioneer Ibbotson Moderate Allocation Fund.

                                                /s/ ERNST & YOUNG LLP

Boston, Massachusetts
August 17, 2005